Exhibit 1.1

Execution Version

$1,200,000,000 0% Convertible Senior Notes Due 2031

SITIME CORPORATION

UNDERWRITING AGREEMENT

May 19, 2026

Exhibit 1.1

May 19, 2026

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

SiTime Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) $1,200,000,000 principal amount of 0% Convertible Senior Notes due 2031 (the “Firm Securities”). The Company also proposes to issue and sell to the several Underwriters not more than an additional $150,000,000 principal amount of 0% Convertible Senior Notes due 2031 (the “Additional Securities”), if and to the extent that Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC (the “Representatives”), as representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be convertible into cash, shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Securities and the Indenture (as defined below). The Securities will be issued pursuant to an indenture (the “Base Indenture”), as supplemented by a supplemental indenture (the Base Indenture, as so supplemented, the “Indenture”) in each case, to be dated as of the Closing Date (as defined below) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Company is issuing the Securities in connection with the pending acquisition of certain assets related to the timing business (“Renesas Timing”) of Renesas Electronics America Inc., a California corporation, pursuant to an asset purchase agreement (the “Acquisition Agreement”) entered into by the Company and Renesas Electronics America Inc. on February 4, 2026 (the “Acquisition”).

In connection with the offering of the Firm Securities, the Company is separately entering into privately negotiated capped call transactions with one or more counterparties, which may include one or more of the Underwriters or their respective affiliates and/or other financial institutions (each, a “Capped Call Counterparty”), in each case, pursuant to a capped call transaction confirmation (each, a “Base Capped Call Confirmation”), each dated the date hereof, and in connection with the issuance of any Additional Securities, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case, pursuant to an additional capped call transaction confirmation (each, an “Additional Capped Call Confirmation”), each to be dated the date on which the over-allotment option granted to the Underwriters pursuant to Section 2 hereof to purchase such Additional Securities is exercised (the Base Capped Call Confirmations and the Additional Capped Call Confirmations, collectively, the “Capped Call Confirmations”).

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that (it being understood and agreed that for the purposes of this Section 1, the term “Subsidiary” and “Subsidiaries” include Renesas Timing and all entities that will become subsidiaries of the Company following consummation of the Acquisition; provided that if the Acquisition is not consummated prior to the Applicable Time or prior to each Closing Date or Option Closing Date, the representations and warranties relating to such entities made at the Applicable Time and at each Closing Date or Option Closing Date, as the case may be, are made to the Company’s knowledge):

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-277373) covering the public offering and sale of certain securities (the “Shelf Securities”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Act”), including the Securities, to be issued from time to time by the Company, which automatic shelf registration statement became effective under Rule 462(e) under the Act. The registration statement as amended to the date of this underwriting agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated February 26, 2024 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus.

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, no Issuer Free Writing Prospectus (as defined below), when considered together with the Time of Sale Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 11:45 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Act (“Rule 405”)) relating to the Securities, including any issuer free writing prospectus identified on Schedule III hereto, that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the documents and pricing information set forth in Schedule II.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the “Registration Statement,” “Basic Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), that are deemed to be incorporated by reference therein.

(c) The Company is a well-known seasoned issuer (as defined in Rule 405 under the Act). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act, no order preventing or suspending the use of any

Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Registration Statement, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, the Applicable Time, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder (the “Trust Indenture Act”). Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was or will be filed with the Commission, and, in each case, at the Applicable Time, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission via the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or will be filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), on the Closing Date or any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(f) (A) At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(g) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) The pro forma financial information and the related notes thereto incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial information, and have been properly compiled in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(i) The abbreviated combined financial statements of Renesas Timing incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes present fairly, in all material respects, the combined financial position of Renesas Timing as of the dates indicated and the statements of revenue and direct expenses for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and Exchange Act applied on a consistent basis during the periods involved; the other financial and statistical data with respect to Renesas Timing contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of Renesas Timing.

(j) The Company and each of the Subsidiaries are duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and each of the Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the business, properties, management, financial condition, prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby, the Acquisition (a “Material Adverse Effect”).

(k) The subsidiaries set forth on Schedule IV hereto (collectively, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(l) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of the Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(m) The Company and the Subsidiaries have good and marketable title to all of the properties and assets that are reflected in the consolidated financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such consolidated financial statements or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or which do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, with such exceptions as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(n) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any document deemed incorporated by reference therein).

(o) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the shares of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock).

(p) The Company has full legal right, power and authority to enter into this Agreement, the Indenture and the Capped Call Confirmations, to deliver the Securities, and to perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(q) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act.

(r) The Securities, when issued and delivered in accordance with this Agreement and the Indenture, will be convertible at the option of the holder thereof into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Securities and the Indenture. A number of shares of Common Stock equal to the product of (x) the number of Securities (assuming the Underwriters exercise their over-allotment option to purchase Additional Securities in full) and (y) the conversion rate for a conversion of Securities (assuming the maximum increase to such conversion rate for a conversion of Securities in connection with a “make-whole fundamental change” or a redemption of Securities, each as described in the Indenture) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved for issuance by the Company upon any conversions of the Securities in accordance with the terms of the Securities and the Indenture and, if and when issued upon any conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon any such conversion will not be subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for in accordance with the terms of this Agreement, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and will be entitled to the benefits of the Indenture.

(t) The Base Capped Call Confirmations have been, and any Additional Capped Call Confirmations on the date or dates that the Underwriters exercise their over-allotment option to purchase the relevant Additional Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Capped Call Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(u) No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the Indenture, the Capped Call Confirmations, the issuance and sale by the Company of the Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Global Market (the “Exchange”) in connection with the sale of the Securities by the Underwriters.

(v) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, that has not been waived or that such Person has not advised the Company will not be exercised, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

(w) (x) Each of Deloitte & Touche LLP and BDO USA, P.C., who has certified certain of the financial statements of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act. To the Company’s knowledge, (i) Deloitte & Touche LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), with respect to the Company, and (ii) BDO USA, P.C. was not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company during the periods covered by their report; (y) PricewaterhouseCoopers Japan LLC, who has certified certain of the financial statements of Renesas Timing, are independent public accountants with respect to Renesas Timing within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”) and its interpretations and rulings thereunder.

(x) All agreements between the Company and third parties expressly referenced in the Registration Statement, the Time of Sale Prospectus and the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(y) There are no actions, suits or proceedings by or before any Governmental Authority (as defined below) pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority to which the Company or a Subsidiary is a party or to which any property of the Company or any of the Subsidiaries is the subject that, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or, to the Company’s knowledge, pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed. For purposes of this Agreement, “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(z) The Company and the Subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign Governmental Authority necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa) The Company and the Subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of author-ship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future, except where any failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property. Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or other-wise violating, and none of the Company or the Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, where such infringements, misappropriations, conflicts or violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, such parties would infringe, misappropriate, conflict with or violate any of the Intellectual Property of any other person or entity. The Company has no knowledge of infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries. The Company and the Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all material information technology and computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “IT Systems”). The IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operations of the Company and the Subsidiaries as currently conducted and as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(bb) At the time the Registration Statement was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(cc) Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Securities on the Exchange in accordance with Regulation M under the Exchange Act.

(dd) Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(ee) The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(ff) The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes due and payable by them, and except for such taxes currently being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, and except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

(gg) None of the transactions contemplated by this Agreement, the Indenture and the Capped Call Confirmations (including the application of the proceeds of the offering of the Securities) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh) The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) The Company and each of the Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus and reports filed with the Commission under Section 13 or 15(d) of the Exchange Act). Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and reports filed with the Commission under Section 13 or 15(d) of the Exchange Act). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(ll) No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

(mm) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Preliminary Prospectus and the Prospectus and the transactions contemplated by the Capped Call Confirmations, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or, to the knowledge of the Company, threatened.

(oo) To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(pp) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of the Subsidiaries reasonably believe are adequate for the conduct of their respective businesses and the value of their respective properties. The Company and each of the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(rr) Neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (i) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”); (ii) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage in violation of any Anti-Corruption Laws; or (iii) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(ss) The Company was not and is not an ineligible issuer as defined in Rule 405 under the Act at the times specified in Rules 164 and 433 under the Act in connection with the offering of the Securities. The Company agrees to notify the Representatives promptly upon the Company becoming an “ineligible issuer.”

(tt) Each Issuer Free Writing Prospectus, if any, as of its issue date, at the Applicable Time, on the Closing Date and on any Option Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

(uu) Neither the execution of this Agreement, the Indenture or the Capped Call Confirmations nor the issuance, offering or sale of the Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

(vv) (i) The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual or entity (in this paragraph (pp), “Person”) that is, or is owned or controlled by a Person that is:

(a)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(b)

located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, Cuba, Iran, North Korea, the Crimea Region of the Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (the “Sanctioned Countries”)).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)

to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, except as authorized under applicable Sanctions; or

(b)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, for the past 10 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions prohibiting such dealing or transaction or is or was a Sanctioned Country.

(ww) On the Closing Date and each Option Closing Date, all stock transfer or other similar taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been fully complied with.

(xx) The Company and each of the Subsidiaries are in material compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would materially adversely affect the business of the Company or the business or legal environment under which the Company operates.

(yy) The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate (but has not independently verified) or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(zz) (i) (x) There has been no material security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data (including Personal Data) and to the protection of such IT Systems and Personal Data (including Personal Data) from unauthorized use, access, misappropriation or modification (collectively, “Data Privacy Obligations”). The Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice. Neither the Company nor any of the Subsidiaries has received any notification or complaint regarding, or are aware of any facts that, individually or in the aggregate, would reasonably indicate noncompliance by the Company or any of the Subsidiaries with any Data Privacy Obligations, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aaa) The Company is not as of the date hereof, and after giving effect to the offering and sale of the Securities, will not be Insolvent (as defined below). For purposes of this Section 1(aaa), “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(bbb) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(d) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(ccc) To the knowledge of the Company, the representations and warranties of Renesas Timing set forth in the Acquisition Agreement are true and correct in all material respects (except in the case of any such representation and warranty that is qualified by materiality or by a material adverse effect, in which case such representation and warranty is true and correct in all respects). The Company is not aware of any breach or development in connection with the Acquisition Agreement that would reasonably be expected to have a material adverse effect on the consummation of the Acquisition.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Underwriters as to the matters set forth therein.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a price equal to 98% of the principal amount thereof (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to $150,000,000 principal amount of Additional Securities at the Purchase Price. Such option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part, upon giving written notice from the Representatives to the Company not more than 13 days from the date on which the Securities are first issued. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below) nor later than ten business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

3. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 22, 2026, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Representatives.

The Firm Securities and Additional Securities shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to the nominee of The Depository Trust Company (“DTC”) on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters in the form of of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor. The Global Note will be made available for inspection by the Representatives at the offices of Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

4. Conditions to the Underwriters’ Obligations.

The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 4(a)(i) and 4(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Closing Date substantially in the form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Section 4(c) and 4(d) above, Cooley LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from each of Deloitte & Touche LLP and BDO USA, P.C., independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers Japan LLC, independent public accountants of Renesas Timing, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the abbreviated financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Securities shall be eligible for clearance and settlement through DTC.

(i) A number of shares of Common Stock equal to the Maximum Number of Underlying Securities shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(j) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 4(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 4(c) hereof;

(iii) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 4(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from each of Deloitte & Touche LLP and BDO USA, P.C., independent public accountants of the Company, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 4(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers Japan LLC, independent public accountants of Renesas Timing, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 4(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(vi) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, if requested, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(e) or 5(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission any prospectus required to be filed pursuant to Rule 424(b) under the Securities Act prior to the Closing Date.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided, however, that nothing contained in this provision shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable, which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other reasonable fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authorization, issuance, sale, preparation, transfer and delivery of the Securities to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority; provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters incurred pursuant to subsection (iii) and (iv) of this Section 6(h) shall not to exceed $15,000, (v) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), (vi) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses incident to listing the Common Stock in an amount equal to the Maximum Number of Underlying Securities on the Nasdaq Global Market in connection with the issuance of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes or other similar taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) To prepare a final term sheet relating to this offering of the Securities in a form approved by the Representatives (as set forth in Annex I hereto) and to file such term sheet pursuant to and within the time required by Rule 433(d) under the Securities Act.

(l) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(m) The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities, for the purpose of settling conversions of the Securities. The Company will use its reasonable best efforts to effect and maintain the listing of a number of shares of Common Stock issuable upon conversion of the Securities equal to the Maximum Number of Underlying Securities on the Nasdaq Global Market.

(n) The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(o) No event has occurred that would, if the Securities were outstanding, require an adjustment to the Conversion Rate (as defined in the Indenture) for the Securities pursuant to the terms of the Indenture.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Securities to be sold hereunder and any shares of Common Stock issued upon conversion of the Securities, (B) the Company’s entry into, its exercise of rights and performance of obligations under, and any termination of, the Capped Call Confirmations, (C) the issuance by the Company of shares of Common Stock pursuant to the Acquisition Agreement as described in the Time of Sale Prospectus (including the documents incorporated by reference therein), (D) grants of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units or other stock-based awards pursuant to the SiTime Corporation 2019 Stock Incentive Plan or the SiTime Corporation 2022 Inducement Award Plan (collectively, the “SiTime Stock

Plans”), (E) issuances of Common Stock pursuant to the exercise, conversion of vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units or other stock-based awards granted pursuant to the SiTime Stock Plans, or (F) issuances of Common Stock pursuant to an employee stock purchase plan and the filing of one or more registration statements on Form S-8 in connection therewith. In addition, notwithstanding anything to the contrary contained in this Section 5, the Company shall be permitted to keep in effect the Sales Agreement, dated February 27, 2024, by and between the Company and Stifel, Nicolaus & Company, Incorporated (the “ATM Agreement”), provided, however that no sales of Common Stock under the ATM Agreement shall be made until the earlier of (i) the first business day after the Underwriters exercise the option to purchase Additional Securities and (ii) 13 days after the date beginning on, and including the date on which the Securities are first issued, provided further, that the Company may not sell shares under the ATM Agreement in excess of $50,000,000 during the Restricted Period.

6. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriting” in the Prospectus furnished on behalf of each Underwriter: the concession figures appearing in the fourth paragraph and the information contained in the sixteenth through seventeeth paragraphs describing passive market making and stabilization.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

11. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the offices of Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York, 10001, Attention: Equity Syndicate Department, fax no. (212) 214-5918 and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Fax No.: (212) 902-9316, Email: registrationsyndops@ny.email.gs.com; and if to the Company shall be delivered, mailed or sent to SiTime Corporation, 5451 Patrick Henry Drive, Santa Clara, California 95054, Attention: Rajesh Vashist.

Very truly yours,

SiTime Corporation

By:	/s/ Rajesh Vashist
Name: Rajesh Vashist
Title: Chief Executive Officer

Accepted as of the date hereof

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Wells Fargo Securities, LLC

By:	/s/ Craig McCracken
Name: Craig McCracken
Title: Managing Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Jan Debeuckelaer
Name: Jan Debeuckelaer
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Notes To Be Purchased
Wells Fargo Securities, LLC	$540,000,000

Goldman Sachs & Co. LLC	204,000,000

Barclays Capital Inc.	168,000,000

UBS Securities LLC	168,000,000

Morgan Stanley & Co. LLC	120,000,000

Total:	$1,200,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1. Preliminary Prospectus issued May 19, 2026.

2. Pricing Term Sheet in the form as set forth in Annex I hereto.

II-1

SCHEDULE III

Issuer Free Writing Prospectus

1. Pricing Term Sheet in the form as set forth in Annex I hereto.

III-1

ANNEX I

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-277373

Issuer Free Writing Prospectus, dated May 19, 2026

PRICING TERM SHEET

May 19, 2026

SiTime Corporation

Offering of

$1,200,000,000 0% Convertible Senior Notes Due 2031

The information in this pricing term sheet supplements SiTime Corporation’s preliminary prospectus supplement, dated May 19, 2026 (the “Preliminary Prospectus Supplement”), and the accompanying prospectus, dated February 26, 2024, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). This pricing term sheet supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to SiTime Corporation and not to its consolidated subsidiaries and references to “common stock” refer to our common stock, par value $0.0001 per share. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars. SiTime Corporation has increased the size of the offering of the notes from the previously announced offering size of $1,100,000,000. The final prospectus supplement relating to the offering will reflect conforming changes relating to such increase in the size of the offering.

Issuer:	SiTime Corporation.

Ticker/Exchange for Our Common Stock:	“SITM” / the Nasdaq Global Market.

Securities:	0% Convertible Senior Notes due 2031 (the “notes”).

Offering Size:	$1,200,000,000 aggregate principal amount of notes (plus up to an additional $150,000,000 aggregate principal amount of notes pursuant to the underwriters’ over-allotment option).

Offering Price:	100% of principal amount per note.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Underwriting Discount:	2.0% of the principal amount of the notes, and $24,000,000 in the aggregate (or $27,000,000 in the aggregate, if the underwriters exercise in full their over-allotment option).

Ranking:	Senior unsecured.

Maturity:	June 15, 2031, unless earlier converted, redeemed or repurchased.

Redemption at Our Option:	Except as described below opposite the caption “Cleanup Redemption,” we may not redeem the notes prior to June 20, 2029. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described below), at our option, on a redemption date on or after June 20, 2029 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If we redeem less than all the outstanding notes in an optional redemption, at least $150 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. See the caption “Description of Notes—Redemption—General” and “—Optional Redemption” in the Preliminary Prospectus Supplement.

Cleanup Redemption:	We may redeem for cash all, but not less than all, of the notes at any time if the principal amount of the notes outstanding at such time is less than 25% of the aggregate principal amount of the notes initially issued under the indenture at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest, if any, to, but excluding, the redemption date. See “Description of Notes—Redemption—General” and “—Cleanup Redemption” in the Preliminary Prospectus Supplement.

Fundamental Change:	If we undergo a “fundamental change” (as defined in the Preliminary Prospectus Supplement under the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), then, subject to certain conditions and except as described in the Preliminary Prospectus Supplement, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. See the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Prospectus Supplement.

No Regular Interest; Special Interest Payment Dates:

The notes will not bear regular interest, and the principal amount of the notes will not accrete. We will pay special interest, if any, at our election as the sole remedy relating to our failure to comply with our reporting obligations as described under the caption “Description of Notes—Events of Default” in the Preliminary Prospectus Supplement.

References in the Preliminary Prospectus Supplement to “additional interest” shall be substituted with references to “special interest” as the context requires.

Any special interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026 (if and to the extent that special interest is then payable on the notes).

Special Interest Record Dates:	June 1 and December 1 of each year (whether or not a business day), immediately preceding any June 15 or December 15 special interest payment date, as the case may be.

Last Reported Sale Price of Our Common Stock on the Nasdaq Global Market on May 19, 2026:	$693.66 per share.

Initial Conversion Rate:	0.9611 shares of our common stock per $1,000 principal amount of the notes.

Initial Conversion Price:	Approximately $1,040.47 per share of our common stock.

Conversion Premium:	Approximately 50.0% above the last reported sale price of our common stock on the Nasdaq Global Market on May 19, 2026.

Settlement Method:	Cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the Preliminary Prospectus Supplement.

Joint Book-Running Managers:	Wells Fargo Securities, LLC Goldman Sachs & Co. LLC Barclays Capital Inc. UBS Securities LLC Morgan Stanley & Co. LLC

Pricing Date:	May 19, 2026.

Trade Date:	May 20, 2026.

Expected Settlement Date:

May 22, 2026.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about May 22, 2026, which will be the second business day following the Trade Date (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the Expected Settlement Date will be required, by virtue of the fact that the notes initially will settle T+2 (on or about May 22, 2026), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the Expected Settlement Date should consult their own advisors.

CUSIP Number:	82982T AA4.

ISIN:	US82982TAA43.

Listing:	None.

Use of Proceeds:

We estimate that the net proceeds from the offering will be approximately $1.17 billion (or approximately $1.32 billion if the underwriters exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from the offering (i) to pay for a portion of the cash consideration of the Acquisition (as defined in the Preliminary Prospectus Supplement), (ii) to pay the $108.0 million cost of the capped call transactions described under the caption “Description of Capped Call Transactions” in the Preliminary Prospectus Supplement and (iii) the remainder, if any, for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses. See the caption “Use of Proceeds” in the Preliminary Prospectus Supplement.

If the underwriters exercise their over-allotment option, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and the remainder for the purposes described under (iii) above.

Cap Price:	The cap price of the capped call transactions will initially be $1,734.15, which represents a premium of 150% over the last reported sale price of our common stock on the Nasdaq Global Market on May 19, 2026, and is subject to certain adjustments under the terms of the capped call transactions. See the caption “Description of Capped Call Transactions” in the Preliminary Prospectus Supplement.

Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

Holders who convert their notes in connection with a make-whole fundamental change (as defined in the Preliminary Prospectus Supplement) occurring prior to the maturity date or convert their notes called for redemption (or deemed called for redemption) during the related redemption period (as defined in the Preliminary Prospectus Supplement) may be entitled to an increase in the conversion rate for the notes so surrendered for conversion as set forth in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$693.66	$800.00	$900.00	$1,040.47	$1,200.00	$1,352.62	$1,500.00	$2,000.00	$3,000.00	$5,000.00	$7,000.00

May 22, 2026	0.4805	0.3786	0.3086	0.2373	0.1810	0.1426	0.1150	0.0598	0.0192	0.0015	0.0000
June 15, 2027	0.4805	0.3786	0.3081	0.2335	0.1751	0.1358	0.1079	0.0534	0.0155	0.0006	0.0000
June 15, 2028	0.4805	0.3786	0.3021	0.2238	0.1635	0.1237	0.0960	0.0438	0.0106	0.0001	0.0000
June 15, 2029	0.4805	0.3689	0.2848	0.2027	0.1414	0.1023	0.0760	0.0298	0.0050	0.0000	0.0000
June 15, 2030	0.4805	0.3395	0.2468	0.1601	0.0998	0.0647	0.0432	0.0116	0.0005	0.0000	0.0000
June 15, 2031	0.4805	0.2889	0.1500	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable.

If the stock price is greater than $7,000.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

If the stock price is less than $693.66 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Prospectus Supplement), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 1.4416 shares of our common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and the offering. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

The information in this pricing term sheet is not a complete description of the notes or the offering. You should rely only on the information contained or incorporated by reference in the Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

_____________, 2026

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

As Representatives of the

Several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SiTime Corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, including the Representatives, of Convertible Senior Notes due 2031 (the “Securities”). The Securities will be convertible into cash up to the aggregate principal amount of the Securities, shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) or a combination thereof, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Securities being converted in accordance with the terms of the Securities being converted and the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned on the date hereof or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), or shares of Common Stock which may be issued upon exercise of a stock option or any securities convertible into, exercisable for or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 45 days after the date of the final prospectus relating to the Public Offering.

Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities (including securities convertible into or exercisable or exchangeable for Common Stock) if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including, but not limited to, Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is (i) by gift, will or intestacy, (ii) a disposition to any trust the beneficiaries of which are the undersigned and/or immediate family members of the undersigned, or in the case of a trust, to any beneficiaries of the trust, (iii) to an immediate family member of the undersigned or a trust formed for the benefit of an immediate family member, (iv) pursuant to a domestic order or negotiated divorce settlement, (v) a distribution to partners, members or shareholders of the undersigned, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with the undersigned, or (vi) (x) a transfer to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis (in each case solely to the extent permitted by the instruments representing such options or other securities) or (y) sales of shares of Common Stock upon the vesting of restricted stock units, so long as, in the case of subclause (x), such transfer, cashless exercise or “net exercise” is effected solely by the surrender to the Company of shares subject to outstanding options or other securities and the Company’s cancellation of all or a portion thereof solely in an amount sufficient to pay the exercise price (or the payment of taxes due as a result of such vesting event or exercise) or, in the case of subclause (y), such sale is effected pursuant to the Company’s sell-to-cover policy solely in an amount sufficient to cover withholding taxes due in connection with such restricted stock units; provided that the shares of Common Stock received upon such vesting event or exercise after the surrender or sale pursuant to this clause (vi) shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement; provided, further, that it shall be a condition to any transfer permitted under clauses (i), (ii), (iii), (iv), and (v) that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement; provided, further, that, solely in the case of clause (vi), if a filing on Form 4 is required in connection with a sale or surrender of shares of Common Stock to the Company to cover the exercise price or tax obligations of the undersigned in connection with such exercise or vesting event, then such filing (and transfer) is permitted provided that: (x) at least one business day’s notice shall be provided to the Representatives prior to such proposed filing, and (y) the filing shall report such transfer using transaction code “D” or “F,” as applicable (other than the permitted sales into the market to cover withholding taxes pursuant to (vi) above); and provided, further, that, solely in the case of transfers as a bona fide gift, a filing required pursuant to Section 16(a) of the Exchange Act is permitted provided that any such filing shall state that such transfer is a bona fide gift and that the securities transferred remain subject to the restrictions on transfer set forth in this Lock-Up Agreement.

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In addition, the restrictions set forth in this Lock-Up Agreement shall not prohibit or restrict the undersigned from (i) establishing a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date hereof; provided that (1) no sales of shares of Common Stock shall occur under such plan prior to the expiration of the Lock-Up Period referred to above, (2) any public announcement made regarding such plan during the Lock-Up Period shall state that no sales of Common Stock shall occur under such plan prior to the expiration of the Lock-Up Period and (3) no filings with the Commission shall be voluntarily made or required prior to the expiration of the Lock-Up Period (other than a filing on a Form 10-K or Form 10-Q regarding the establishment of such trading plan; provided that any such Form 10-K or Form 10-Q states that no sales of securities shall occur under such plan prior to the expiration of the Lock-Up Period), (ii) exercising an option to purchase shares of Common Stock granted under any stock-based compensation plan of the Company; provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement, (iii) selling shares under a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act that is in effect as of the date hereof, (iv) making de minimis open-market sales of no more than an aggregate of 10,000 shares of Common Stock during the Lock-Up Period, (v) transferring shares of Common Stock during the Lock-Up Period for estate planning purposes, in which case the transferee shall execute this Lock-Up Agreement and provided that if the undersigned is required to file a report with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, the undersigned shall include a statement in such report to the effect that such transfer is being made in connection with the circumstances described in this clause (v), or (vi) selling shares pursuant to the Underwriting Agreement.

The undersigned agrees that the Company may, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to June 30, 2026, or (ii) the Company notifies the Representatives or the Representatives notify the Company, in either case in writing prior to the execution of the Underwriting Agreement, that the notifying party does not intend to proceed with the Public Offering, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.

[Signature Page Follows]

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Signature:

Print Name:

Number of shares owned subject to options or convertible securities:	Certificate numbers:

[Signature Page to Lock-Up Agreement]

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